UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2011
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 297-0200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On September 8, 2011, ABM Industries Incorporated ( the “Company”) entered into an amendment (the “Repricing Amendment”) to the Credit Agreement dated November 30, 2010 (the “Facility”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto. The Repricing Amendment (a) reduces the “Applicable Rate” relating to borrowings under the Facility; (b) extends the maturity date under the Facility to September 8, 2016; and (c) revises the definition of “Permitted Acquisition” under the Facility.
The foregoing summary of the Repricing Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Repricing Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01 Other Events.
On September 9, 2011, the Company issued a press release announcing the successful completion of an amendment and extension of its $650 million senior unsecured credit facility. A copy of the press release relating to the amendment of this credit facility is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.
10.1	Amendment dated September 8, 2011 to the Credit Agreement dated November 30, 2010 with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto.
99.1	Press release dated September 9, 2011, announcing the successful completion of an amendment and extension by ABM Industries Incorporated of its $650 million senior unsecured credit facility.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: September 13, 2011	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
10.1	Amendment dated September 8, 2011 to the Credit Agreement dated November 30, 2010 with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto.
99.1	Press release dated September 9, 2011, announcing the successful completion of an amendment and extension by ABM Industries Incorporated of its $650 million senior unsecured credit facility.